Exhibit 10.2

Amendment Number 3

to

OEM Purchase and License Agreement

Between EMC Corporation and Brocade Communications, Inc.

OEM Agreement Number OEM 051208 Dated May 20, 2008

This Amendment Number 3 (“the Amendment”) to the OEM Purchase and License Agreement (the “Agreement”) dated May 20, 2008 BROCADE Communications Systems, Inc., a Delaware corporation with an office located at 1745 Technology Drive, San Jose, California 95110, and BROCADE Communications Switzerland SarL., a Geneva corporation with principal offices at 29 Route de l’Aeroport, Case Postale 105, CH-1215, Geneva 15, Switzerland, and BROCADE Communications Services Switzerland, SarL,, a Geneva corporation with principal offices at 29 Route de l’Aeroport, Case Postale 105, CH-1215, Geneva 15, Switzerland (collectively, “BROCADE”), and EMC Corporation, 176 South Street, Hopkinton, MA 01748 together with its designated Subsidiaries (“EMC”), and commences on the date accepted and executed by BROCADE (“Effective Date”).

RECITALS

WHEREAS, the parties wish to amend the Agreement so as to add Brocade-branded IP Products for EMC resale to the agreement;

WHEREAS, the parties agree to enter into good-faith negotiations to enter into the EMC Select Reseller Agreement within [**] of the effective date of this Amendment 3 for complete terms and conditions for resale of such Products;

NOW THEREFORE, in consideration of the above and the other respective promises of the parties set forth herein, the parties hereto agree as follows:

1.0	Add Exhibit M, Terms and Conditions for EMC Resale of Brocade-branded IP Products, attached hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment Number 3 to OEM Purchase and License Agreement by their duly authorized representatives.

Executed and agreed to:		Accepted and agreed to:
BROCADE Communication Systems, Inc. “BROCADE”		EMC Corporation (EMC)

By:	/s/ Michael Klayko	By:	/s/ Trevor Schick

Name:	Michael Klayko	Name:	Trevor Schick

Title:	CEO	Title:	VP, Global Supply Chain

Signed & Effective Date: 4/13/10		Date:	4/12/10

BROCADE Communication Switzerland, SarL

By:	/s/ Michael Klayko

Name:	Michael Klayko

Title:	CEO

Date:	4/13/10

[**] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit M

Terms and Conditions for EMC Resale of Brocade-branded IP Products

This Exhibit M defines terms and conditions specific to EMC’s resale of Brocade-branded IP Products.

DEFINITIONS

Product – “Products”, for the purposes of this Amendment, means exclusively hardware and software models available for sale within the product price list referenced in this Amendment. “Services” and “Support Offerings”, as defined below, are not included in the definition of Products.

Support Offerings – “Support Offerings”, for purposes of this Amendment, means the list of Maintenance & Support offerings as listed in Supplier’s Support Offering Matrix.

Services – “Services”, for the purpose of this Amendment, means implementation/installation services or any other professional services offering provided by Brocade to EMC or its end users.

1.	Appointment.

Supplier hereby authorizes and appoints EMC as a non-exclusive, worldwide reseller of the Products and End User Services defined in this Exhibit M. EMC may sublicense its Channel Partners to act as a non-exclusive reseller of the Products and End User Services pursuant to the terms of this Agreement. The Products may be sold separately or incorporated with other products or services for resale worldwide, subject to compliance with applicable law and export regulations.

2.	Term and Termination.

The term of this Exhibit is [**] from the Effective Date of Amendment 3 to the Agreement. During this [**] period, the parties agree to negotiate in good faith a new EMC Select Reseller Agreement for the resale of the Brocade-branded IP Products.

3.	Warranty.

Supplier warrants to EMC that it will provide and perform for End Users the applicable Product Warranty as specified below, with respect to Products that EMC sells to End Users Supplier acknowledges that, on occasion, EMC may be asked by an End User to exercise the End User’s warranty and support rights on behalf of the End User. Supplier agrees to allow EMC to do so and in such instances will provide the warranty and support services to the End User through EMC to meet the End User’s business needs within the scope of this Agreement.

[**] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Warranty Summary Table.

Brocade Warranty description.

Product Family	Hardware Warranty Duration	Hardware Coverage	Software Warranty Duration	Software Coverage	Exclusions
IP Products other than those Listed Below	[**] mos from ship	Return to Factory RMA - [**] day turn around	[**] days from ship	Conformance to spec, repair/replace non-conforming SW
IP Products - EdgeIron, FastIron Edge, FastIron LS, FastIron GS, FastIron Edge X/XE Series	[**] years from ship	Return to Factory RMA - [**] day turn around	[**] days from ship	Conformance to spec, repair/replace non-conforming SW	Excludes power supplies, fans, removable optics and LEDs
IP Products – FastIron WS, FastIron CX, TurboIron 24X	Life of product*, initial registered user.	Advanced hardware replacement - next business day where available	Life of product*, initial registered user.	Software defect repairs and Knowledge Portal access	Excludes removable optics

4. Support and Maintenance Terms.

4.1 Support and Maintenance. EMC will purchase a support plan from Supplier at the time of Product purchase, which will ultimately be passed through to the End User with the Product and which will provide the End User with support and maintenance coverage. Supplier will provide the End User with its End User Services agreement and it shall be executed by Supplier and the End User. EMC will not communicate to the End-User terms or conditions that are more onerous than Brocade’s standard End-User terms and conditions found at, http://www.brocade.com/company/contact-us/terms-and-conditions.html . Support offerings may vary by geography, please see the Support Offering Matrix for complete listing of offerings and information on the support offerings available for purchase . A list of the support offerings can be found at http://www.brocade.com/services-support/support-plans/direct-support/overview.page

4.2 Support Term. Support and maintenance agreements for all Products will commence upon the date of product Shipment from Brocade. End Users may purchase renewal support from Partner, Brocade or any other authorized Brocade Partner.

4.3 Support Provided. Repairs undertaken and parts supplied as part of warranty services under this Agreement shall be warranted to End Users in accordance with Section 3 above. Supplier will provide technical and break-fix support to End Users in accordance with Supplier’s standard support and maintenance terms stated at in Section 4.1. EMC will not manage or create any RMA requests, domestic or international, for Supplier Product. This will be managed between the End User and Supplier, at no cost to EMC (freight or otherwise), with no EMC involvement.

4.4 Cooperation. The parties agree to cooperate with respect to End User support, to help End Users obtain the End User Services they purchase.

4.5 End User Registration – Upon request of End-user, EMC will direct End-users to Brocade’s registration link at, http://www.brocade.com/services-support/support-plans/activate-your-plan/overview.page

5.0 PRODUCT LEADTIME

Lead time for all products to be sold in this addendum will not exceed [**] calendar days.

[**] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.0 PRICING AND PART NUMBERS

Product Family
NetIron MLX Routers
FastIron CX Series Switches
TurboIron 24X Switch
ServerIron ADX Series

Pricing:

Supplier will provide EMC a [**] discount for Product and [**] discount for Support Offerings as of the Effective Date of this amendment. The companies will continue to discuss pricing and discounts at regularly scheduled quarterly business reviews.

Rebates:

In addition to the Pricing discounts above, Supplier will provide an additional quarterly back-end rebate of [**] on sales of Product. [**].

The initial term of the rebate, as described above, will be effective through [**]. On or before [**], Supplier and EMC will meet to discuss continuation of the rebate for another [**].

EMC and Supplier agree to develop a mutually agreed to go-to-market(GTM) plan with executive sponsorship from both companies to be completed within 30 calendar days of the effective date of the Amendment. . EMC and Supplier will review status against mutually agreed to GTM plan as part of regularly scheduled quarterly executive reviews.

7.0 ORDER OF PRECEDENCE

This Amendment covers products listed in Section 6.0 only. The terms and conditions of this Amendment shall take precedence over terms and conditions of the Agreement, as applicable. Except as amended by this Amendment, all of the other terms of the Original Agreement shall remain in full force and effect.

[**] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.